UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 31, 2016 (April 21, 2015)

CAPITAL ART, INC.

(Exact name of registrant as specified in its charter)

Delaware		27-0746744
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

6445 South Tenaya Way, B-130 Las Vegas, Nevada	89113	702-722-6113
(Address of principal executive office)	(Zip Code)	(Registrant’s telephone number, Including area code)

_________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K (this “First Amendment”) as originally filed with the Securities and Exchange Commission (“SEC”) on March 28, 2016 (the “Original Filing”) by Capital Art, Inc., a Delaware corporation (the “Company,”, restates, supplements and clarifies the information set forth in the Original Filing.

Section 4 Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)       The Board of Directors of the Company approved the decision to change accounting firms based on the recommendation of the Chief Executive Officer, effective as of April 21, 2015. The Company does not have an audit committee or similar committee. HJ Associates & Consultants, LLP was the accounting firm for the Company pre-merger. The new firm, Eide Bailly LLP, was the accounting firm for MSN prior to the merger, and was familiar with the reverse merger transaction. There were no adverse opinions by the prior firm or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Eide Bailly LLP was retained April 21, 2015, as indicated in the financial statements filed with the First Amendment to the Form 10, and has been engaged as the Company’s independent registered public accounting firm for the year ending, December 31, 2015.

The Company has supplied the former accountants, HJ Associates & Consultants, LLP, with the disclosures we are making to date. The Company did not previously request a letter addressed to the SEC from HJ Associates & Consultants, LLP stating whether HJ Associates & Consultants, LLP agrees with the above statements. The Company sent the Original Filing to HJ Associates & Consultants, LLP, resulting in this First Amendment as part of the response. As the letter has now been received, the Company has attached hereto as an Exhibit instead of as a further amendment to the Form 10, as originally stated in the Original Filing. The Company has authorized the former accountant to respond fully to the inquiries of the successor accountant..

(b)       During the year ended December 31, 2012, the Company did not consult Eide Bailly LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

16.01       Letter from HJ Associates & Consultants, LLP dated March 31, 2016 to SEC.

SIGNATURES

Pursuant to the requirements the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf buy the undersigned, thereunto duly authorized.

Date: March 31, 2016

CAPITAL ART, INC.

By:	/s/ Sean Goodchild
Sean Goodchild
Chief Executive Officer